FOR IMMEDIATE RELEASE

Contact:
Scott N. Greenberg       Sharon Esposito-Mayer      Cynthia Peffers
Chief Executive Officer  Chief Financial Officer    VP, Corporate Communications
(410) 379-3640           (410) 379-3636             (800) 727-6677

                GP STRATEGIES REPORTS FIRST QUARTER 2006 RESULTS

Elkridge, MD, May 9, 2006 - GP Strategies Corporation (NYSE: GPX), a global provider of training, e-Learning solutions, management consulting, and engineering services through its core operating subsidiary General Physics Corporation, today reported first quarter 2006 results.

First Quarter Highlights:

   o Operating income of $2.4 million, up 19.1% compared to the first quarter of 2005
   o Income from continuing operations before interest expense and income tax expense of $2.8 million, up 36.4% compared to the first quarter of 2005
   o Income from continuing operations of $1.4 million, or $0.08 per share, up 62.6% compared to the first quarter of 2005
   o Completed capital stock restructuring, eliminating all Class B super voting stock

"I am proud to report the Company had a solid first quarter," said Scott N. Greenberg, CEO of GP Strategies. "We continue to achieve strong operating results and remain well positioned to benefit from training outsourcing trends. As a total solutions provider, GP offers customers subject matter expertise, extensive training experience and flexibility, and our management team and employees are focused on leveraging these capabilities to meet our strategic objectives including, cross-selling into our diverse client base, competing for new customers, pursuing accretive acquisitions and expanding our global footprint."

First Quarter Results

Revenue was $43.5 million for the first quarter of 2006 compared to $43.6 million for the first quarter of 2005. While revenue was flat year over year, there were several offsetting increases and decreases during the first quarter of 2006 as follows:

   o Net increases of $2.3 million in revenue for e-Learning, lean manufacturing and other technical services as a result of increased contract scopes and new contract awards with several new and existing customers
   o Decrease of $3.2 million in revenue due to a decline in government funding for the Domestic Preparedness Equipment Technical Assistance Program (DPETAP)
   o    Net increase of $1.3 million in revenue from hurricane recovery services
   o    Net increase of $0.8 million in revenue from our international operations
   o Decrease in revenue of $1.3 million due to a change in contract scopes with a business process outsourcing customer during the third quarter of 2005

During the first quarter of 2006, operating income increased $0.4 million, to $2.4 million from $2.0 million in the first quarter of 2005. The increase in operating income is attributable to an increase in gross profit of $0.2 million and a decrease in selling, general and administrative expenses of $0.2 million, primarily due to a reduction in the provision for doubtful accounts and a decrease in legal expenses compared to the first quarter of 2005. Operating income includes severance expense of $0.3 million primarily associated with the decrease in DPETAP contract funding and a staffing change within the tax department, as well as non-cash stock compensation expense of $0.2 million.

During the first quarter of 2006, income from continuing operations increased $0.5 million to $1.4 million, compared to $0.8 million for the first quarter of 2005. The increase is primarily due to increased operating income discussed above and an increase in other income attributable to higher interest and investment income, offset by an increase in income tax expense due to higher income from continuing operations before income tax expense.

Capital Stock Restructuring

On January 19, 2006, GP Strategies (the "Company") completed a restructuring of its capital stock, which included the repurchase of 2,721,500 shares of its common and Class B stock, and the exchange of 600,000 shares of its Class B stock into 600,000 shares of common stock, and had the effect of eliminating all outstanding shares of Class B stock. The repurchase and exchange was financed with approximately $20.3 million of cash on hand. Prior to the restructuring, the 1,200,000 outstanding shares of Class B stock collectively represented approximately 41% of the aggregate voting power of the Company since the Class B stock has ten votes per share.

In connection with the repurchase and exchange transactions, the Company authorized the repurchase of up to $5 million of additional common shares from time to time in the open market, subject to prevailing business and market conditions and other factors. Through April 2006, the Company repurchased a total of 224,300 shares of its common stock in the open market for a total cost of approximately $1.6 million.

The Company has scheduled an investor conference call for 10:00 a.m. ET on May 9, 2006. In addition to prepared remarks from management, there will be a question and answer session on the call. The dial-in number for the live conference call will be 888-412-9257 using conference ID number 8806995. A telephone replay of the call will also be available beginning at 11:00 a.m. on May 9th, until 11:59 p.m. on May 23rd. To listen to the replay, dial 800-642-1687 or 706-645-9291, using conference ID number 8806995.

About GP Strategies Corporation

GP Strategies, whose core operating subsidiary is General Physics Corporation, is a NYSE listed company (GPX). General Physics is a global provider of training, e-Learning solutions, management consulting, and engineering services, improving the effectiveness of organizations by customizing solutions to meet the specific needs of clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information about GP Strategies may be found at www.gpstrategies.com and about General Physics at www.gpworldwide.com.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We use words such as "expects", "intends", "believes", "may", "will" and "anticipates" to indicate forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual


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results to differ materially from those expressed or implied by these forward-looking statements, including, but not limited to, those factors set forth under Item 1A, Risk Factors, in our Annual Report on Form 10-K and those other risks and uncertainties detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. We caution that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the effect, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ from those expressed or implied by these forward-looking statements.

If any one or more of these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. We do not undertake to update any forward-looking statements made by us, whether as a result of new information, future events or otherwise. You are cautioned.

                                  TABLES FOLLOW



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



The following table summarizes the consolidated results of operations of GP Strategies Corporation ("the Company" or "GP Strategies") for the quarters ended March 31, 2006 and 2005. As previously announced, GP Strategies completed the spin-off of GSE Systems, Inc. (GSE) on September 30, 2005. Subsequent to the spin-off, the Company's operations consist of General Physics Corporation ("General Physics") and the Company ceased to have any ownership interest in GSE. The operations of GSE have been reclassified to discontinued operations for the prior period presented.


(Unaudited - in thousands, except per share amounts)                                         Quarters ended
                                                                                                March 31,
                                                                                    --------------------------------

                                                                                         2006*       2005

Revenue                                                                                $ 43,528       $ 43,560
Cost of revenue                                                                          37,766         38,016
                                                                                    -------------- -----------------
  Gross profit                                                                            5,762          5,544
Selling, general and administrative expenses                                              3,372          3,538
                                                                                    -------------- -----------------
   Operating income                                                                       2,390          2,006
Other income                                                                                404             42
                                                                                    -------------- -----------------
   Income from continuing operations before interest expense
       and income tax expense                                                             2,794          2,048
Interest expense                                                                            414            363
                                                                                    -------------- -----------------
   Income from continuing operations before income tax expense                            2,380          1,685
Income tax expense                                                                        1,011            843
                                                                                    -------------- -----------------
   Income from continuing operations                                                      1,369            842
   Loss from discontinued operations, net of income taxes                                   --            (374)
                                                                                    -------------- -----------------
   Net income                                                                         $   1,369     $      468
                                                                                    ============== =================

Per common share data:
Basic:
  Income from continuing operations                                                  $     0.08     $     0.05
  Loss from discontinued operations                                                         --           (0.02)
                                                                                    -------------- -----------------
  Net income                                                                         $     0.08     $     0.03
                                                                                    ============== =================
Diluted:
  Income from continuing operations                                                  $     0.08     $     0.04
  Loss from discontinued operations                                                         --           (0.02)
                                                                                    -------------- -----------------
  Net income                                                                         $     0.08     $     0.02
                                                                                    ============== =================

* Operating income for the first quarter of 2006 includes $0.3 million of one-time severance charges, primarily associated with a decrease in government funding for the Domestic Preparedness Equipment Technical
   Assistance Program, and a staffing change within the Company's tax organization.


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



The following table summarizes the condensed consolidated balance sheet data of GP Strategies, as of March 31, 2006 and December 31, 2005.



(Unaudited - in thousands)
                                                                                                   March 31,      December 31,
                                                                                                     2006           2005
                                                                                                    -----          ----
Current assets:
   Cash and cash equivalents                                                                   $     1,074        $   18,118
   Accounts and other receivables                                                                    23,862            27,079
   Costs and estimated earnings in excess of billings on uncompleted contracts                       13,024            11,487
   Prepaid expenses and other current assets                                                          5,273             5,936
                                                                                            ---------------- -----------------
      Total current assets                                                                           43,233            62,620
Property, plant and equipment, net                                                                    1,833             1,857
Goodwill and other intangibles, net                                                                  59,161            58,130
Deferred tax assets                                                                                  10,181            10,391
Other assets                                                                                          2,085             1,643
                                                                                            ---------------- -----------------
      Total assets                                                                                $ 116,493        $  134,641
                                                                                            ================ =================

Current liabilities:
   Current maturities of long-term debt                                                       $          79     $          71
   Short-term borrowings                                                                             1,732              -
   Accounts payable and accrued expenses                                                             20,337            20,315
   Billings in excess of costs and estimated earnings on uncompleted contracts                        6,077             7,430
                                                                                            ---------------- -----------------
      Total current liabilities                                                                      28,225            27,816
Long-term debt less current maturities                                                               11,444            11,309
Other non-current liabilities                                                                         1,179             1,174
                                                                                            ---------------- -----------------
      Total liabilities                                                                              40,848            40,299
Total stockholders' equity                                                                           75,645            94,342
                                                                                            ---------------- -----------------
      Total liabilities and stockholders' equity                                                 $  116,493        $  134,641
                                                                                            ================ =================

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